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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
TRANSACTION SYSTEMS ARCHITECTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSACTION SYSTEMS ARCHITECTS, INC.

January 16, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders that will be held on Tuesday, February 19, 2002 at 10:00 a.m., at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska.

        At this year's Annual Meeting, the agenda includes the annual election of directors and proposals to amend the Company's 1999 Stock Option Plan, adopt the Company's 2002 Non-Employee Director Stock Option Plan, and ratify the appointment of our independent auditor. The Board of Directors recommends that you vote FOR the election of the director nominees and FOR each of the proposals. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

        Please use this opportunity to take part in the affairs of the Company. Whether or not you plan to attend the meeting, please complete, date, sign, and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope; or vote via the Internet or telephone.

        On behalf of the Board of Directors, we appreciate your continued interest in the Company.

Sincerely,

Gregory J. Duman
Chairman of the Board of Directors

TRANSACTION SYSTEMS ARCHITECTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on February 19, 2002

        The Annual Meeting of Stockholders of Transaction Systems Architects, Inc. (the "Company") will be held at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska, on February 19, 2002, at 10:00 a.m., for the following purposes:

  1.
  To elect five directors to hold office until the next Annual Meeting of Stockholders;

  2.
  To vote upon a proposal to amend the Company's 1999 Stock Option Plan to (i) increase the number of shares of Class A Common Stock for which options may be granted under such plan from 3,000,000 to 4,000,000 and (ii) increase the number of options for which shares may be granted to "covered employees" under Internal Revenue Code Section 162(m) from 118,000 to 500,000 shares;

  3.
  To vote upon a proposal to adopt the Company's 2002 Non-Employee Director Stock Option Plan;

  4.
  To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors; and

  5.
  To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

        The Board of Directors has fixed the close of business on January 14, 2002, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournment of the Meeting. Each share of the Company's Class A Common Stock and each TSA Exchangeco Limited Exchangeable Share is entitled to one vote on all matters presented at the Annual Meeting.

         ALL HOLDERS OF THE COMPANY'S CLASS A COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE OR VOTE VIA THE INTERNET OR TELEPHONE. ALL HOLDERS OF TSA EXCHANGECO LIMITED EXCHANGEABLE SHARES (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE VOTING INSTRUCTION CARD ENCLOSED WITH THIS NOTICE TO THE TRUSTEE, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION. FOR FURTHER DETAILS, SEE "PROXY SOLICITATION" IN THE PROXY STATEMENT.

David P. Stokes
Secretary

January 16, 2002

TRANSACTION SYSTEMS ARCHITECTS, INC.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
to be held on February 19, 2002

        This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of Directors of Transaction Systems Architects, Inc. (the "Company" or "TSA") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on February 19, 2002, and any postponement or adjournment thereof. A copy of the Company's Annual Report to Stockholders, including the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, which includes the Company's financial statements as of and for the fiscal year ended September 30, 2001, accompanies this Proxy Statement.

        Stockholders may obtain a copy of the Company's Annual Report on Form 10-K and a list of the exhibits thereto without charge by written request to Investor Relations, 224 South 108th Avenue, Omaha, Nebraska 68154.

        On or about January 16, 2002, this Proxy Statement and the accompanying proxy card are being mailed to holders of the Company's Class A Common Stock, and this Proxy Statement and the accompanying voting instruction card are being mailed to holders of TSA Exchangeco Limited's Exchangeable Shares.

Proxy Solicitation

        The shares of the Company's Class A Common Stock, $.005 par value ("Common Stock") represented by the proxies received pursuant to this solicitation and not timely revoked will be voted at the Annual Meeting. A holder of Common Stock ("Common Stockholder") who has given a proxy may revoke it prior to its exercise by either giving written notice of revocation to the Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any Common Stockholder who does attend the Annual Meeting may revoke a previously submitted proxy by voting in person. Subject to any such revocation, all Common Stock represented by properly executed proxies will be voted in accordance with specifications on the proxy. If no such specifications are made, proxies will be voted FOR Proposal 1, the election of the five nominees for director listed in this Proxy Statement, FOR Proposal 2, approval of the amendments to the Transaction Systems Architects, Inc. 1999 Stock Option Plan, FOR Proposal 3, approval of the Transaction Systems Architects, Inc. 2002 Non-Employee Director Stock Option Plan, FOR Proposal 4, ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 2002, and, as to any other matter that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the same. Proposals 1, 2, 3, and 4 may be collectively referred to in this Proxy Statement as the "Proposals."

        Common Stockholders whose shares of Common Stock are registered directly with the Company's transfer agent, Wells Fargo Bank Minnesota, National Association, may vote via the Internet or telephone. Such Common Stockholders should refer to the enclosed proxy card for instructions on voting via the Internet or telephone. The Internet voting facilities for Common Stockholders of record will close at 12:00 p.m. CST (Omaha time) on February 18, 2002, and the telephone voting facilities for Common Stockholders of record will close at 11:00 a.m. CST (Omaha time) on February 18, 2002. Common Stockholders whose shares are registered in the name of a broker or bank should refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to them.

        Each Exchangeable Share of TSA Exchangeco Limited ("Exchangeable Share"), a Nova Scotia limited liability company and subsidiary of the Company, will be entitled to one vote on all matters. The Exchangeable Shares were issued pursuant to the Company's acquisition of MessagingDirect Ltd. and are designed to have economic rights equivalent to the Common Stock; each Exchangeable Share can be exchanged on a one-for-one basis into a share of Common Stock. Holders of Exchangeable Shares ("Exchangeable Shareholders") may vote at the Annual Meeting by instructing Wells Fargo Bank Minnesota, National Association, the Trustee of the Trust created for the benefit of Exchangeable Shareholders, how to vote their Exchangeable Shares. Pursuant to the terms of the Trust, the Trustee holds a share of Special Preferred Voting Stock of the Company that entitles it to cast the number of votes equal to the number of Exchangeable Shares outstanding voting as a single class with the Common Stock. Pursuant to the terms of the Trust, however, the Trustee will only vote, or grant proxies to vote, pursuant to the instructions of the Exchangeable Shareholders and will not vote, or grant proxies to vote, with respect to any Exchangeable Shares for which it has not received instructions from the Exchangeable Shareholder. An Exchangeable Shareholder may also instruct the Trustee to give a proxy to a person designated by the Exchangeable Shareholder, to grant a proxy to a designated representative of the management of the Company, or to grant a proxy to the Exchangeable Shareholder so that the Exchangeable Shareholder may attend the Annual Meeting and vote in person. Such proxies granted by the Trustee to a representative of management will only be voted with respect to each of the Proposals in accordance with the instructions of the holders of the Exchangeable Shares as to such matters. As to any other matter that may come before the Annual Meeting, such proxies will authorize the person or persons voting the same to vote in accordance with their judgment. An Exchangeable Shareholder may revoke or amend instructions to the Trustee by giving written notice of revocation to the Trustee or by giving duly executed instructions bearing a later date. In order for instructions or revocations to be binding on the Trustee, they must be received by the Trustee no later than the close of business on February 15, 2002. Exchangeable Shareholders who are personally present at the Annual Meeting and submit identification satisfactory to the Trustee's representative at the Annual Meeting, and who either submit a written revocation of any previous instructions or have not previously given the Trustee instructions, may also receive a proxy from the Trustee to vote personally at the Annual Meeting. Exchangeable Shareholders should use the accompanying voting instruction card to instruct the Trustee.

        The Company will bear the expense of preparing, printing and mailing this Proxy Statement and proxies solicited hereby, and will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms, and nominees. The Company has retained Wells Fargo Bank Minnesota, National Association, to assist in the solicitation of proxies at a cost of approximately $20,000, plus normal out-of-pocket expenses.

Outstanding Shares and Voting Rights

        Only stockholders of record at the close of business on January 14, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 34,612,177 shares of Common Stock issued and outstanding, excluding 1,476,145 shares of Common Stock held as treasury stock by the Company, and 641,353 Exchangeable Shares issued and outstanding. The shares of Common Stock held as treasury stock are not entitled to be voted. Each holder of a share of Common Stock or an Exchangeable Share is entitled to one vote per share for the election of directors and on all other matters to be voted on by the Company's stockholders. Holders of Common Stock or Exchangeable Shares may not cumulate their votes in the election of directors. Unless the context requires otherwise, all references to "shares" in this Proxy Statement include all shares of Common Stock and all Exchangeable Shares entitled to vote at the Meeting and all references to "stockholders" include the holders of Common Stock and the Exchangeable Shareholders.

        The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding shares shall constitute a quorum. Election of a director requires affirmative votes of the holders of a plurality of the shares present in person, or represented by proxy, at a meeting at which a quorum is present. The six persons receiving the greatest number of votes shall be elected as directors. Since only affirmative votes count for this purpose, withheld votes will not affect the outcome, except that they will count in determining the presence of a quorum.

        With respect to each of the Proposals, a stockholder may mark the accompanying proxy card or voting instruction card to (i) vote for the matter, (ii) vote against the matter or (iii) abstain from voting on the matter. Assuming that a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on the matter is required for approval of Proposals 2 and 3, and the affirmative vote of a majority of the shares represented at the Annual Meeting and voting on the matter is required for approval of Proposal 4. Proxies or voting instruction cards marked to abstain from voting with respect to Proposal 2 or 3 will have the legal effect of voting against such matter, and, with respect to Proposal 4, will have the effect of being represented for quorum purposes but not voted. The shares represented by broker proxies that are not voted with respect to Proposals 2, 3 or 4 will be considered represented at the Meeting and entitled to vote only as to those matters actually voted. The Exchangeable Shares represented by proxies granted by the Trustee to a representative of management which are not voted with respect to the election of directors, or Proposals 2, 3 or 4, will be considered represented at the Annual Meeting and entitled to vote only as to those matters actually voted.

PROPOSAL 1

1.    ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of five members. The Board of Directors has nominated the following persons, each of whom is currently serving as a director, for election as directors to serve until the 2003 Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. The Company expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

Nominees

        Gregory J. Duman.    Mr. Duman has been a Director of the Company since March 2000 and has served as Chairman of the Board since May 2001. Mr. Duman is currently Chief Financial Officer and Executive Vice President, as well as a director, of Transgenomic, Inc. (Nasdaq: TBIO), which develops, manufactures and sells research tools that enable researchers to discover and understand the human genetic code. Prior to joining Transgenomic, Inc. in March 2001, Mr. Duman served as Chief Financial Officer and Executive Vice President of Artios, Inc., a privately-held company providing business-to-business electronic exchange services, from May 2000 to March 2001. Prior to joining Artios, Inc., Mr. Duman served as Vice President and Chief Financial Officer of the Company from its formation in 1993 to March 2000. Mr. Duman, a certified public accountant, is 46 years old.

        Jim D. Kever.    Mr. Kever has been a Director of the Company since November 1996. Mr. Kever is a member in Voyent Partners, L.L.C., a privately-held investment firm. Mr. Kever is a director of Quintiles Transnational Corp. (Nasdaq: QTRN), which provides testing and marketing services to help pharmaceutical companies commercialize their products. Mr. Kever has held various positions with Envoy Corporation, which provides electronic processing services, primarily to the health care industry, and became a wholly-owned subsidiary of Quintiles Transnational Corp. in March 1999. From June 1995 until May 2001, he served as Envoy's President and Chief Executive Officer. Mr. Kever, a certified public accountant, is 49 years old.

        Larry G. Fendley.    Mr. Fendley has been a Director of the Company since November 1996, served as the Company's Interim Chief Executive Officer from May 2001 until January 2002, and currently serves as the Company's Interim Chief Operating Officer. From April 1999 until April 2000, Mr. Fendley served as Senior Vice President of Operations of eOnline, inc., and has at various times served as a consultant to eOnline, inc., an SAP-Certified Application Service Provider. Mr. Fendley also provides consulting services to transaction processing and software companies. From 1996 until mid-1998, he was Executive Vice President—Product Delivery Services for CSG Systems, Inc., a subsidiary of CSG Systems International, Inc. (Nasdaq: CSGS). Mr. Fendley is 60 years old.

        Roger K. Alexander.    Mr. Alexander has been a Director of the Company since February 2000. Since January 2000, Mr. Alexander has been a partner in the London office of Edgar, Dunn & Company, a management consulting firm based in San Francisco. From 1994 through 1999, Mr. Alexander was Managing Director of Barclays Bank Emerging Markets Group based in London, England. Mr. Alexander is 53 years old.

        Gregory D. Derkacht.    Mr. Derkacht has been a Director of the Company since December 2001 and the President and Chief Executive Officer of the Company since January 2002. Mr. Derkacht is currently a director of Praxid, a privately-held provider of enterprise-resource-planning software. Mr. Derkacht served as President of e-PROFILE, a wholly-owned subsidiary of Sanchez Computer Associates, Inc. (Nasdaq: SCAI), from January 2000 to February 2001. e-PROFILE provided operations and technology solutions that enabled financial services companies to provide Internet-based financial services to their customers. Beginning in August 1999, when Envision Financial Technologies was purchased by Fiserv, Incorporated (Nasdaq: FISV), Mr. Derkacht served as President of Credit Union Systems Division, a division of Fiserv and provider of information management technology to the financial industry, until January 2000. Mr. Derkacht served as Chief Executive Officer of Envision Financial Technologies, a privately-held holding company providing various software services to the financial industry, from July 1997 to August 1999. Mr. Derkacht served as President and Chief Executive Officer of Users, Incorporated, a wholly-owned subsidiary of Envision Financial Technologies and a supplier of software and services to the credit union industry, from June 1994 to June 1998. Mr. Derkacht is 54 years old.

Information Regarding the Board and its Committees

        Each non-employee Director receives a quarterly $3,125 fee for services. For so long as he remains an employee of the Company, Mr. Derkacht will receive no compensation for his services as a Director. While serving in the capacity of either Interim Chief Executive Officer or Interim Chief Operating Officer, Mr. Fendely has been and will continue to be paid the quarterly Director fee of $3,125. All Directors are reimbursed for expenses incurred in connection with attendance at Board of Director and committee meetings.

        During the fiscal year ended September 30, 2001, there were seven meetings of the Board of Directors. Each incumbent Director who was a member of the Board of Directors during the fiscal year ended September 30, 2001 attended all of the meetings, except Messrs. Kever and Charles E. Noell, III ("Noell"), a former Director who resigned from the Board in January 2001, each of whom attended five of the seven Board meetings.

        The Transaction Systems Architects, Inc. 1996 Stock Option Plan authorizes the Company to grant stock options on an aggregate of 108,000 shares of Common Stock to non-employee Directors. The stock options vest 20% per year at the end of each of five years. Upon their respective appointments to the Board of Directors, each of Messrs. Kever, Fendley, Alexander and Noell were granted stock options for 20,000 shares of Common Stock under the 1996 Stock Option Plan at an exercise price equal to the market price of the Common Stock on the date of grant. In November 1997, 1998, and 1999, each of Messrs. Kever and Fendley were granted stock options for 4,000 shares of Common Stock at an exercise price per share equal to the market price of the Common Stock on the date of grant. In November 2000, Mr. Kever was granted a stock option for 4,000 shares of Common Stock at an exercise price per share equal to the market prices of the Common Stock on the date of grant. With the foregoing grants of stock options having been made and for so long as they remain outstanding, the 108,000-share limit provided by the 1996 Stock Option Plan and applicable exclusively to non-employee Directors has been exhausted.

        Upon his resignation as an employee and simultaneous appointment as a Director in March 2000, Mr. Duman declined receipt of stock options that he was eligible to receive under the Transaction Systems Architects, Inc. 1996 Stock Option Plan as a non-employee Director; in consideration for his declining receipt of those stock options, Mr. Duman received an amendment to his previously-granted stock options whereby such stock options continue vesting and remain exercisable (subject to the original stock options' ten-year term) for so long as Mr. Duman continues to serve a Director of the Company. During the fiscal year ended September 30, 2001, Mr. Duman earned $12,500 for services performed with respect to the Company's now-concluded search for a Chief Executive Officer.

        On May 5, 2000, the Company's Board of Directors approved the Transaction Systems Architects, Inc. 2000 Non-Employee Director Stock Option Plan under which options to purchase a total of 25,000 shares of Common Stock are authorized. All stock options granted under the Company's 2000 Non-Employee Director Stock Option Plan vest 33 1/3% per year at the end of each of three years. On May 5, 2000, each of Messrs. Kever, Fendley, Alexander, and Noell were granted a stock option to purchase 6,250 shares of Common Stock at an exercise price per share equal to the market price of the Common Stock on the date of grant.

        On May 8, 2001, the Company's Board of Directors approved and Mr. Duman was granted a stock option to purchase 25,000 shares of Common Stock at an exercise price of $10.96 per share, the market price of the Common Stock on the date of grant. The stock option granted to Mr. Duman vested monthly in equal increments of 1/6 of the shares covered by the option.

        On December 3, 2001, the Company entered into an Employment Agreement with Mr. Derkacht, a nominee to the Board of Directors. The Employment Agreement provides for the appointment of Mr. Derkacht as President and Chief Executive Officer of the Company for a three-year term commencing January 2, 2002. The term will be automatically extended for successive one-year terms, unless either the Company or Mr. Derkacht gives notice at least 90 days prior to the expiration of the term of intention to terminate the Employment Agreement. Under the Employment Agreement, Mr. Derkacht will be paid a base salary of $300,000 per annum and entitled to participate in a management incentive compensation program that could provide additional targeted compensation of $37,500 each quarter the Company achieves certain financial results. The quarterly management incentive compensation payouts will vary within a range of 0% to 150% of the targeted compensation based on the actual financial performance of the Company. The base salary and management incentive compensation may be increased during the term but may not be decreased unless, under certain circumstances, there is a pro rata across-
the-board decrease for all executive level management employees of the Company. Mr. Derkacht's employment may be terminated for cause, deemed for the purposes of his Employment Agreement to exist if the Board, in good faith, determines that Mr. Derkacht has engaged in gross and flagrant non-performance, misconduct, or negligence of his duties or gross and flagrant dishonesty relating to the business of the Company. If Mr. Derkacht's employment is terminated without cause, he will be entitled to a lump-sum payment of $150,000. If the Company experiences a "change in control," Mr. Derkacht will be entitled to receive a lump-sum payment equal to 100% of his annual base salary. Effective January 2, 2002, Mr. Derkacht was granted a stock option under the Company's 1999 Stock Option Plan to purchase 100,000 shares of Common Stock at an exercise price of $11.86 per share, which was the market price of the Common Stock on the date of grant. If Proposal 2 is approved by the stockholders, Mr. Derkacht will be entitled to receive two additional option grants to purchase an aggregate of 400,000 shares of Common Stock at an exercise price equal to the fair market value of the shares on the date of the Annual Meeting. All stock options granted to Mr. Derkacht will vest 33% per year at the end of each of three years commencing on the date of grant; provided, however, that with respect to 200,000 shares of Common Stock, vesting is subject to acceleration upon the Company's meeting of certain performance targets and/or the occurrence of certain events.

        See "Interim CEO's Employment Agreement" for information regarding the terms and conditions of Mr. Fendley's service as the Company's Interim Chief Executive Officer and Interim Chief Operating Officer.

Information Regarding Stock Ownership

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 2001, by (i) each of the Company's directors, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all executive officers and directors of the Company as a group, and (iv) each person known to the Company who beneficially owns more than 5% of the outstanding shares of its Common Stock. Reflected in the percentages included in this table are 36,088,322 shares of Common Stock and 641,353 Exchangeable Shares (issued pursuant to the acquisition of MessagingDirect Ltd.), exclusive of 1,476,145 shares of Common Stock held as treasury stock by the Company. This table does not include any shares issuable under any previously vested stock options that were tendered and cancelled pursuant to the terms of the Company's Stock Option Exchange Offer (see "Stock Option Exchange Offer" below).

Beneficial Owner	Number of Shares	Percent
Perkins, Wolf, McDonnel & Company(1) 53 W. Jackson Blvd., Suite 722, Chicago, IL 60604	3,706,150	10.5
Waddell & Reed, Financial, Inc.(2) 466 Lexington Avenue, New York, NY 10017	3,594,500	10.2
Massachusetts Financial Services Co.(3) 500 Boylston Street, Boston, MA 02116	2,757,822	7.8
Brown Capital Management, Inc.(4) 1201 N. Calvert Street, Baltimore, MD 21202	1,911,500	5.4
Jurika & Voyles, L.P.(5) 825 Duportail Road, Wayne, PA 19087	1,888,144	5.4
Jim D. Kever(6)	2,883	*
Larry G. Fendley(7)	166,516	*
Gregory J. Duman(8)	134,886	*
Roger K. Alexander(9)	2,083	*
Gregory D. Derkacht	0	*
William E. Fisher(10)	550,000	1.6
David C. Russell(11)	163,889	*
Anthony J. Parkinson(12)	55,000	*
Dwight G. Hanson(13)	91,913	*
Mark R. Vipond(14)	162,692	*
Dennis D. Jorgensen	0	*
All Directors and current Executive Officers as a group (11 persons)(15)	807,313	2.3

*
Less than 1% of the outstanding Common Stock.
(1)
The number of shares in this table is based on a Schedule 13G filed on September 5, 2001, which indicates that Perkins, Wolf, McDonnel & Company has sole investment discretion over 19,550 shares, shared voting power over 3,686,600 shares, and sole voting power over 19,550 shares.
(2)
The number of shares in the table is based on a Schedule 13G dated December 31, 2000, which indicates that Waddell & Reed, Financial, Inc. and related entities have sole investment discretion and sole voting power over all of these shares.
(3)
The number of shares in the table is based on a Schedule 13G dated February 12, 2001, which indicates that Massachusetts Financial Services Co. has sole investment discretion over 2,757,822 shares, sole voting power over 2,339,742 shares, and no voting power over 418,080 shares.
(4)
The number of shares in this table is based on a Schedule 13G filed on February 15, 2001, which indicates that Brown Capital Management, Inc. has sole investment discretion over 1,911,500 shares and shared voting power over 1,440,574 shares.

(5)
The number of shares in the table is based on a Schedule 13G dated February 14, 2001,which indicates that Jurika & Voyles, L.P. has shared investment discretion over 1,888,144 shares and shared voting power over 1,440,574 shares.
(6)
Consists of 2,883 shares issuable upon exercise of vested stock options.
(7)
Includes 162,616 shares issuable upon exercise of vested stock options and 900 shares owned by Mr. Fendley's wife.
(8)
Includes 75,333 shares issuable upon exercise of vested stock options and 900 owned by Mr. Duman's children.
(9)
Consists of 2,083 shares issuable upon exercise of vested stock options.
(10)
Includes 450,000 owned by a corporation of which Mr. Fisher is a principal shareholder. Also includes 100,000 shares issuable upon exercise of vested stock options.
(11)
Includes 138,928 shares issuable upon exercise of vested stock options.
(12)
Includes 40,000 shares issuable upon exercise of vested stock options.
(13)
Includes 78,313 shares issuable upon exercise of vested stock options.
(14)
Includes 108,516 shares issuable upon exercise of vested stock options and 5,000 shares owned by Mr. Vipond's wife.
(15)
Includes 605,617 shares issuable upon exercise of vested stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") require the Company's directors, certain officers, and beneficial owners of more than ten percent of the Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on behalf of its executive officers on the basis of information obtained from them and review the forms submitted to the Company by its non-employee directors and beneficial owners of more than ten percent of the Common Stock. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and officers during or with respect to the last fiscal year were filed on time, except that Mr. Duman filed a Form 5 in November 2001, reporting one sale in December 2000, eight sales in March 2001, and one sale in August 2001 that should have been reported earlier on Form 4.

Information Regarding Executive Officer Compensation

        The following table sets forth certain compensation information for the fiscal years ended September 30, 1999, 2000, and 2001 as to the Interim Chief Executive Officer, the former Chief Executive Officer, the four most highly compensated executive officers during Fiscal 2001, and an executive officer who, but for his termination of employment with the Company before September 30, 2001, would have been among the four most highly compensated executive officers of the Company during the fiscal year ended September 30, 2001 (the listed individuals are collectively referred to in this Proxy Statement as the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Securities Underlying Options (#)(4)	All Other Compensation ($)(5)(6)
Larry G. Fendley	2001	154,286	—	—	100,000	3,775
Interim Chief Executive	2000	—	—	—	—	—
Officer and President	1999	—	—	—	—	—
William E. Fisher	2001	117,391	—	20,783	—	2,608,158
Former Chairman and	2000	206,250	69,833	59,340	125,000	4,153
Chief Executive Officer	1999	250,000	231,489	—	18,000	4,153
David C. Russell	2001	434,620	51,932	15,385	—	4,102
Former President	2000	241,250	118,714	—	130,000	4,153
	1999	172,500	130,799	—	18,000	4,153
Mark R. Vipond	2001	225,000	147,974	—	73,428	4,153
Senior Vice President	2000	157,500	93,737	—	27,000	4,153
	1999	130,000	82,877	—	9,000	4,528
Dennis D. Jorgensen	2001	176,000	123,623	26,855	—	3,385
Senior Vice President	2000	152,000	124,207	12,000	12,000	190
	1999	108,135	76,015	—	20,000	4,128
Anthony J. Parkinson	2001	168,750	102,256	—	—	4,153
Senior Vice President	2000	100,000	334,570	—	27,000	4,153
	1999	100,000	340,628	—	9,000	4,153
Dwight G. Hanson	2001	140,000	78,198	—	58,743	4,153
Chief Financial Officer,	2000	131,250	69,279	—	9,000	148,895
Treasurer and Senior Vice President	1999	113,750	66,368	—	27,000	125,521

(1)
The 2001 salary amount for Mr. Russell includes a $300,000 severance amount paid him upon his termination of employment in May 2001.
(2)
Exclusive of Messrs. Fisher and Fendley, the Company's executive officers were eligible for quarterly cash incentive compensation amounts. Such incentive compensation amounts were generally based upon achievement of corporate, divisional or product performance objectives including revenue, profit attainment, backlog, and/or cash flow.
(3)
For Mr. Fisher, this amount consists of the incremental amounts paid by the Company for his personal use of the Company airplane. For Mr. Russell, this amount includes $9,454 of incremental costs paid by the Company for his personal use of the Company airplane and $5,931 paid for country club dues. For Mr. Jorgensen, this amount includes a $24,000 annual car allowance.
(4)
Includes options granted from the Company's 1999 and 1996 Stock Option Plans.
(5)
Includes contributions made to the Company's retirement plans. For fiscal year ended 2001, employer contributions to the Company's 401(k) Retirement Plan were $2,698 for Mr. Fisher, $3,726 for Mr. Fendley, $3,084 for Mr. Jorgensen, and $4,000 each for Messrs. Russell, Parkinson, Hanson and Vipond. Mr. Fisher's total also includes $2,605,358 associated with the partial forgiveness of a note receivable. Mr. Hanson's totals for 2000 and 1999 include gains generated by the exercise of stock options in the amounts of $144,742 and $121,368, respectively.
(6)
Each of Messrs. Fisher, Russell, Parkinson, and Vipond, and certain other executive officers are a party to an agreement pursuant to which each has agreed not to compete with the Company for so long as he or she is a stockholder of the Company. At the election of the Company, the non-compete agreement may remain in effect for two years after termination of employment (even if he or she is no longer a stockholder) if the Company pays him or her for two years. No amounts have been paid under this arrangement.

Stock Options

        The following table sets forth information concerning stock option grants to the Named Executive Officers during the fiscal year ended September 30, 2001:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year			Potential realizable value at assumed annual rates of stock price appreciation for option term(2)
Name			Exercise Price ($/sh)	Expiration Date
					($)5%	($)10%
Larry G. Fendley	100,000	17.2%	8.01	4/26/04	128,160	265,131
Mark R. Vipond	61,918	10.65%	13.875	11/11/10	540,291	1,369,203
	11,510	1.98%	13.875	11/11/10	100,435	254,523
Dwight G. Hanson	49,535	8.52%	13.875	11/11/10	432,238	1,095,376
	9,208	1.58%	13.875	11/11/10	80,348	203,618

(1)
The stock options referred to in this table were granted under the Company's 1996 and 1999 Stock Option Plans. Mr. Vipond's and Mr. Hanson's stock options to purchase 61,918 shares and 49,535 shares, respectively, were granted under the 1999 Stock Option Plan, and vesting of these stock options occurs on an annual pro rata basis over a term of three years from the date of grant. Mr. Vipond's and Mr. Hanson's stock options to purchase 11,510 shares and 9,208 shares, respectively, were granted under the 1996 Plan, and vesting of these stock options occurs on an annual pro rata basis over a term of 48 months from the grant date. The stock option granted to Mr. Fendley was granted under the 1999 Stock Option Plan, and vesting of those stock options occurred on a monthly pro rata basis over a period of 6 months from the grant date.
(2)
The potential realizable dollar value of a stock option is the product of (a) the difference between (i) the product of the per-share market price at the time of grant and the sum of 1 plus the assumed rate of appreciation compounded annually over the term of the stock option and (ii) the per-share exercise price of the stock option and (b) the number of securities underlying the stock option at fiscal year-end.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)			Value of Unexercised in-the-Money Options at Fiscal Year-End ($)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable/ Unexercisable			Exercisable/ Unexercisable(1)
Larry G. Fendley	0	0	106,216	/	32,034	0	/	0
William E. Fisher	0	0	100,000	/	0	0	/	0
David C. Russell	0	0	138,928	/	0	0	/	0
Mark R. Vipond	0	0	85,000	/	73,142	0	/	0
Dennis D. Jorgenson	0	0	0	/	0	0	/	0
Anthony J. Parkinson	0	0	40,000	/	0	0	/	0
Dwight G. Hanson	0	0	59,500	/	58,743	86,725	/	0

(1)
"In-the-Money" stock options are those stock options outstanding at the end of the last fiscal year for which the fair market value (closing bid price per the NASDAQ National Market) of the Common Stock at the end of the last fiscal year ($6.13 per share on September 28, 2001) exceeded the exercise price of the stock options. This table does not include any previously granted stock options that were tendered and cancelled pursuant to the terms of the Company's Stock Option Exchange Offer (see "Stock Option Exchange Offer" below).

Stock Option Exchange Offer

        On August 1, 2001, the Company announced a tender offer (the "Exchange Offer") with respect to certain Company-issued stock options and offered the holders thereof the opportunity to voluntarily exchange those outstanding stock options for new stock options. The stock options eligible for the Exchange Offer were those stock options held by eligible employees or non-employee Directors and granted under one or more of the Company's 1994, 1996, or 1999 Stock Option Plans (the "Plans"). Subject to the eligibility requirement of the respective Plans, the employees eligible to receive new options in the Exchange Offer are, generally, those employees who remain employed by the Company from August 1, 2001 through the anticipated grant date of the new stock options. The non-employee Directors eligible for participation in the Exchange Offer are those non-employee Directors who remain on the Board of Directors (or otherwise employed by the Company) from August 1, 2001 through the anticipated grant date of the new stock options. Any employee or non-employee Director who is not eligible at the new stock option's grant date will then forfeit all options previously tendered and cancelled.

        Under the terms of the Exchange Offer, eligible holders of stock options whose eligible stock options were tendered and cancelled will receive new stock options covering shares of Common Stock equal to the number of shares of Common Stock that were tendered and cancelled under the terms of the Exchange Offer. The new stock options will (1) have an exercise price equal to the fair market value of the Common Stock on the date the Company grants the new stock options; (2) generally vest monthly pro rata over a period of 18 months, beginning on the new stock option's grant date; and (3) have a term of ten years from the new stock option's grant date, subject to the earlier termination as provided by the terms and conditions of the respective Plans. The Company anticipates that the new stock options will be granted on March 4, 2002.

        Pursuant to the terms and conditions of the respective Plans, any share previously subject to a stock option that was cancelled becomes available for later issuance under the Plan from which that stock option was first granted. Accordingly, none of the shares that are the subject of the proposal to increase the number of shares of Common Stock for which stock options may be granted under the 1999 Stock Option Plan would be used in the Exchange Offer and, rather, would be available for additional grants.

        As of July 31, 2001, there were outstanding stock options to purchase 3,160,209 shares under the Plans, of which stock options to purchase 3,089,100 shares (98%) were held by eligible employees. As measured on July 27, 2001, 2,603,400 (84%) of those eligible shares held by eligible employees had a per-share exercise price above $12.00, the last reported sale price of the Common Stock on that date. As measured August 28, 2001, the date on which the Exchange Offer terminated, eligible employees had tendered and the Company cancelled stock options to purchase 1,946,550 shares, or 62% of the 3,089,100 shares of Common Stock held by eligible employees on July 27, 2001. Among the Named Executive Officers, all non-employee Board members, and all Officers and Directors as a group, stock options to purchase 140,000, 72,000, and 342,057 shares, respectively, were tendered and cancelled. On March 4, 2002, the Company anticipates issuing the new stock options to purchase an approximate total of 1,946,550 shares of Common Stock.

Severance Compensation Agreements

        The Company has entered into Severance Compensation Agreements (the "Severance Agreements") with certain Named Executive Officers (Dwight G. Hanson, Mark R. Vipond, Anthony J. Parkinson, and Dennis D. Jorgenson) and 13 other employees. The following is a summary of the Severance Agreements, copies of which were attached as Exhibit 10.32 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999. Terms capitalized in the following summary have the meaning set forth in the Severance Agreements.

        Generally, the Severance Agreements provide that if there is a Change in Control of the Company and the employee's employment with the Company is subsequently terminated within two years after the Change in Control, other than as a result of death, Retirement, termination by the Company for Cause, or the employee's decision to terminate employment other than for Good Reason, the employee will be entitled to receive from the Company certain payments and benefits. These payments and benefits include (i) a lump-sum payment equal to, in the case of one employee, two times the average Compensation of the employee during the two most recent fiscal years of the Company ending prior to the Date of Termination, or in the case of the currently active Named Executive Officers and the other employees, one times the average Compensation of the employee during the two most recent fiscal years of the Company ending prior to the Date of Termination; (ii) earned but unpaid base salary through the Date of Termination; (iii) a quarterly incentive award for the current fiscal quarter prorated through the Date of Termination equal to the greater of the quarterly incentive award made to the employee for the most recent fiscal quarter ending prior to the Date of Termination or the average quarterly incentive award made to the employee for the most recent three fiscal years ending prior to the Date of Termination; (iv) interest on the amounts described in (i), (ii) and (iii); and (v) unless the employee's termination of employment is the result of the employee's Disability, continued participation at the Company's cost in employee benefit plans available to Company employees generally in which the employee was participating, until the earlier of receiving equivalent benefits from a subsequent employer or two years from the Date of Termination.

        Compensation payable under the Severance Agreements generally includes compensation includable in the gross income of the employee, but excluding amounts realized on the exercise of non-qualified stock options, amounts realized from the sale of stock acquired under an incentive stock option or an employee stock purchase plan, and compensation deferrals made pursuant to any plan or arrangement maintained by the Company. In no event will the amounts payable be less than two times the employee's annual rate of base salary at the higher of the annual rate in effect (i) immediately prior to the Date of Termination or (ii) on the date six months prior to the Date of Termination.

        Under the Severance Agreements, in the event of a Change in Control, unvested awards and benefits (other than stock options or awards) allocated to the employee under Incentive Plans shall fully vest and become payable in cash.

        The Severance Agreements provide that in the event any payment by the Company would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the employee with respect to such excise tax, then the employee will be entitled to an additional payment in an amount such that, after payment by the employee of all taxes, the employee is in the same after-tax position as if no excise tax had been imposed.

        Under the Severance Agreements, the Company agrees to indemnify the employee to the fullest extent permitted by law if the employee is a party or threatened to be made a party to any action, suit or proceeding in which the employee is involved by reason of the fact that the employee is or was a director or officer of the Company, by reason of any action taken by him or of any action on his part while acting as director or officer of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise. The Company also agrees to obtain and maintain a directors' and officers' liability insurance policy covering the employee.

        The Severance Agreements terminate upon the earlier of (i) termination of employment for any reason prior to a Change in Control or (ii) three years after the date of a Change in Control.

Interim CEO's Employment Agreements

        Effective May 1, 2001, the Company entered into an employment agreement with Mr. Fendley pursuant to which Mr. Fendley agreed to serve as Interim Chief Executive Officer. The agreement required the Company to pay Mr. Fendley a base salary of $30,000 per month, reimburse Mr. Fendley for all reasonable and documented business expenses, and permit Mr. Fendley and his dependents to participate in the Company's benefit plans. Mr. Fendley agreed to certain non-competition and non-solicitation provisions pursuant to the agreement. Effective October 2, 2001, the Company and Mr. Fendley entered into a second employment agreement upon substantially the same terms and conditions as were provided in the earlier agreement. However, Mr. Fendley and the Company agreed that Mr. Fendley would serve for two consecutive terms of three months pursuant to the second agreement. During the initial term, Mr. Fendley agreed to devote all of his business time to the Company; and during the subsequent term Mr. Fendley agreed to work the number of hours as may be requested by the Chairman of the Board. Additionally, Mr. Fendley is eligible under the second agreement to receive targeted management incentive compensation of $45,000 per quarter with respect to the fiscal quarters ending December 31, 2001 and March 31, 2002, and is entitled to receive a $45,000 cash bonus with respect to the fiscal year ended September 30, 2001. Pursuant to the second agreement, Mr. Fendley accepted the position of Interim Chief Operating Officer effective upon the appointment of Mr. Derkacht as Chief Executive Officer in January 2002.

REPORT OF THE AUDIT COMMITTEE

        The Company has a standing Audit Committee (the "Audit Committee") of the Board of Directors. The Audit Committee consisted of Messrs. Alexander, Kever and Noell during the fiscal year ended September 30, 2001, each of whom is "independent" (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). The Audit Committee operates pursuant to a charter (the "Audit Committee Charter") approved and adopted by the Board. A copy of the Audit Committee Charter was attached to the Company's proxy statement sent to stockholders with respect to its 2001 Annual Meeting. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements and the footnotes thereto in the Company's fiscal 2001 Annual Report to Shareholders and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee held five meetings during the fiscal year ended September 30, 2001.

        The Company's outside independent public accountants, Arthur Andersen LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements, in all material respects, to accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with the independent public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company's independent public accountants under the applicable Statement on Auditing Standards. The Company's independent public accountants have expressed the opinion that the Company's audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States. The independent public accountants have full and free access to the Audit Committee.

        The Audit Committee discussed with the Company's independent public accountants their independence from management and the Company, and received from them the written disclosures and the letter concerning the independent public accountants' independence required by the Independence Standards Board Standard No. 1. During the fiscal year ended September 30, 2001, Arthur Andersen, LLP billed the Company the following fees:

Audit Fees:    $445,000
Financial Information Systems Design and Implementation Fees:    None
All Other Fees:    $669,334

"All Other Fees" includes $302,867 for general tax and expatriation services, $190,775 for tax and audit services attributable to the Company's acquisition of MessagingDirect Ltd., $100,080 for audit services related to the potential sale of the Insession Technologies and IntraNet business units, and $75,612 for accounting-related consultations. The Audit Committee considered whether the fees other than Audit Fees shown above were compatible with maintaining Arthur Andersen LLP's independence.

        The Audit Committee discussed with the Company's independent public accountants the overall scope and plans for their audit. The Audit Committee met with the independent public accountants to discuss the results of their audit, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for fiscal year ended September 30, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of Arthur Andersen LLP to serve as the Company's independent public accountants for the fiscal year ending September 30, 2002.

MEMBERS OF THE AUDIT COMMITTEE

Roger K. Alexander
Jim D. Kever
Charles E. Noell, III

REPORT OF THE COMPENSATION COMMITTEE

        The Company has a standing Compensation Committee (the "Compensation Committee") of the Board of Directors. The Compensation Committee consisted of Messrs. Alexander, Kever and Noell during the fiscal year ended September 30, 2001. The Compensation Committee approves base salary and incentive compensation for, and addresses all other compensation matters with respect to, all executive officers. During the fiscal year ended September 30, 2001, the Compensation Committee held two meetings.

        The Company's executive compensation program consists of base salaries and annual incentive plans. The Company's compensation program is intended to provide executive officers with overall levels of compensation opportunity that are competitive within the software and computer services industries, as well as within a broader spectrum of companies of comparable size and complexity. The Company's compensation program is structured and administered to support the Company's business mission and generate favorable returns for its stockholders.

        Base Salary.    Each executive officer's base salary, except the Chief Executive Officer's Salary, is based on the recommendation of the Chief Executive Officer to the Compensation Committee. Such recommendations are derived primarily through a comparison of industry and competitive labor markets for executive officer services from surveys conducted by Culpepper and Associates, Inc. ("Culpepper"). Base salaries recommended are slightly lower than the average of other comparably-sized software companies, based upon the information provided in the Culpepper surveys. Other factors in formulating base salary recommendations include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities, the performance of the particular executive's business unit or department in relation to established strategic plans, the Company's operating budget for the year and the overall performance of the Company.

        Incentive Compensation Plan.    For each executive officer, an incentive compensation plan is established at the beginning of each fiscal year in connection with the Company's strategic plans and annual operating budgets. The Chief Executive Officer provides recommendations to the Compensation Committee for incentive compensation for each executive officer, exclusive of himself. The level of incentive compensation recommended for each executive officer is derived through a comparison of industry and competitive labor markets from surveys conducted by Culpepper. The incentive compensation recommended approximates the average of other comparably-sized software companies, based upon the information provided in the Culpepper surveys. Under the Company's incentive compensation plans, an executive's potential incentive payment is related to the Company's revenue, profit attainment, backlog, cash flow, and/or the financial performance of an executive's division or department. Because the Company's revenue, profit attainment, backlog, cash flow, and/or divisional financial performance, all being substantial factors in the calculation of incentive compensation, did not meet the Company's expectations in the fiscal year ended September 30, 2001, bonuses for each of the Company's most highly compensated officers did not meet target levels for the fiscal year ended September 30, 2001.

        Former CEO's Compensation.    Compensation of the former Chief Executive Officer, Mr. Fisher, who served as the Company's Chief Executive Officer until May 1, 2001, was based on the same criteria used for executive officers generally, as described above; provided, however, that Mr. Fisher was not eligible for any incentive compensation attributable to Company performance during the fiscal year ended September 30, 2001. As compared to industry surveys conducted by Culpepper, Mr. Fisher's annualized base salary was approximately 61% lower than the average.

        Interim CEO's Compensation.    Compensation for the Interim Chief Executive Officer, Mr. Fendley, who served as the Company's Interim Chief Executive Officer from May 1, 2001 until January 1, 2002, was based on the same criteria used for executive officers generally; provided, however, that Mr. Fendley was not eligible for any incentive compensation during the fiscal year ended September 30, 2001. As compared to industry surveys conducted by Culpepper, Mr. Fendley's annualized base salary was approximately 30% lower than the average.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company has no current plan to pay any of its executive officers annual compensation over $1,000,000 and it currently intends to structure the performance-based portion of the compensation of its other executive officers in a manner that complies with this statute.

MEMBERS OF THE COMPENSATION COMMITTEE

Roger K. Alexander
Jim D. Kever
Charles E. Noell, III

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during the fiscal year ended September 30, 2001 were Messrs. Alexander, Kever, and Noell. None of these individuals was at any time during the fiscal year ended September 30, 2001, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Performance Graph

        In accordance with Securities and Exchange Commission rules, the following table shows a line-graph presentation comparing cumulative stockholder return on an indexed basis with a broad equity market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Index and the NASDAQ Computer & Data Processing Services Index for comparison.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG TRANSACTION SYSTEMS ARCHITECTS, INC., THE S&P 500 INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

*
$100 INVESTED ON 9/30/1996 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 30.

PROPOSAL 2

2.    APPROVAL OF AMENDMENTS TO THE 1999 STOCK OPTION PLAN

        At the Annual Meeting of Stockholders held on February 23, 1999, the Company's stockholders approved the 1999 Stock Option Plan that, at that time, authorized the grant of stock options to purchase 1,000,000 shares of Common Stock. At each of the Annual Meetings of Stockholders held on February 22, 2000 and February 20, 2001, the stockholders approved an additional 1,000,000 shares of Common Stock to be issued under the 1999 Stock Option Plan. Of the 3,000,000 shares currently authorized under the 1999 Stock Option Plan, 1,030,401 shares of Common Stock remain available for new stock option grants as of January 3, 2002 (the 1,030,401 shares of available Common Stock excludes 1,287,385 shares of Common Stock which were cancelled under the 1999 Stock Option Plan pursuant to the Exchange Offer (see "Stock Option Exchange Offer"); and the 1,030,401 shares of available Common Stock includes the stock options to purchase 400,000 shares of Common Stock which, subject to this Proposal 2 being approved by the stockholders of the Company, will be granted to Mr. Derkacht on February 19, 2002 pursuant to his Employment Agreement (for a summary of Mr. Derkacht's Employment Agreement, see "Information Regarding the Board and its Committees").

        In January 2002, the Board of Directors adopted, subject to the approval of the stockholders of the Company, amendments to the 1999 Stock Option Plan to increase the number of shares of Common Stock on which stock options may be granted under the 1999 Stock Option Plan from 3,000,000 to 4,000,000 and to increase from 118,000 to 500,000 the number of shares of Common Stock on which stock options may be granted to "covered employees" under Section 162(m) of the Internal Revenue Code.

        As of January 3, 2002, all employees of the Company as a group, exclusive of executive officers, held stock options under the 1999 Stock Option Plan to purchase an aggregate of 1,729,251 shares of Common Stock (the 1,729,251 shares of Common Stock include 1,050,434 shares of Common Stock cancelled under the 1999 Stock Option Plan pursuant to the Exchange Offer). As of January 3, 2002, all current executive officers of the Company as a group held stock options under the 1999 Stock Option Plan to purchase an aggregate of 500,299 shares of Common Stock, including stock options granted to Messrs. Fendley, Hanson, Vipond, Parkinson, and Jorgensen to purchase 100,000 shares, 85,583 shares, 97,918 shares, 36,000 shares, and 12,000 shares, respectively (each number of shares of Common Stock listed in this sentence includes shares of Common Stock cancelled under the 1999 Stock Option Plan pursuant to the Exchange Offer). Exclusive of Mr. Duman's stock option to purchase 23,000 shares of Common Stock under the 1999 Stock Option Plan, no stock options under the 1999 Stock Option Plan are held by current directors who are not executive officers.

        Under the terms of the Exchange Offer, the Company cancelled 1,287,385 existing stock options granted under the 1999 Stock Option Plan. However, all of the shares covered by the cancelled stock options will be subject to grants by the Company to the holders of stock options whose stock options were cancelled in accordance with the Exchange Offer. None of the additional 1,000,000 shares of Common Stock for which approval is sought in Proposal 2 will be used in connection with the new stock options to be granted under the Exchange Offer.

        The last sale price of the Company's Common Stock on January 7, 2002, as reported by the NASDAQ National Market, was $11.15 per share.

        The following summary description of the 1999 Stock Option Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the 1999 Stock Option Plan, which is set forth as Appendix A to this Proxy Statement.

        The 1999 Stock Option Plan allows the Compensation Committee (or such other committee of the Board as may be directed by the Board) to provide for awards for employees of the Company and its subsidiaries from time to time, in its sole discretion, of stock options (including incentive stock options qualifying under Section 422 of the Code and non-qualified stock options which do not so qualify), that the Compensation Committee determines to be consistent with the objectives and limitations of the 1999

Stock Option Plan. All employees of the Company or any subsidiary of the Company who are actively and customarily employed for 20 hours or more per week are eligible to participate in the 1999 Stock Option Plan, including employees who are members of the Board of Directors. As of December 31, 2001, the Company and its subsidiaries had approximately 1,800 eligible employees. The 1999 Stock Option Plan will expire, unless earlier terminated, on February 22, 2009.

        If Proposal 2 is approved by the stockholders, an aggregate of 4,000,000 shares of Common Stock will be available under the 1999 Stock Option Plan. The shares subject to grants that terminate unexercised will be available for future grants. If Proposal 2 is approved by the stockholders, the total number of shares of Common Stock for which stock options may be granted to any "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code during any twelve-month period will not exceed 500,000 in the aggregate, subject to adjustment as provided below. Adjustments will be made in the number of shares of Common Stock subject to existing or future awards under the 1999 Stock Option Plan and in the exercise price of an outstanding award in the event that the outstanding shares of the Company's Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, without the receipt of consideration by the Company, by reason of a reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares, or declaration of any dividends payable in Common Stock. In the event of (i) any offer or proposal to holders of the Company's Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Compensation Committee may make such adjustment as it deems equitable in respect of outstanding options and the shares of Common Stock for which options may be granted, including without limitation the revision, cancellation or termination of any outstanding options or the change, conversion or exchange of the shares of the Company's Common Stock under outstanding options (and of the shares of the Company's Common Stock for which options may be granted under the 1999 Stock Option Plan) into or for securities or other property of another corporation. Additional limitations apply to the aggregate fair market value of shares granted under incentive stock options that are first exercisable during any calendar year in order to comply with Section 422 of the Internal Revenue Code.

        The exercise price of each stock option is determined by the Compensation Committee at the time the stock option is awarded. In the case of incentive stock options, the stock option exercise price may not be less than 100 percent of the fair market value of the Company's Common Stock on the date the stock option is granted. In the case of non-qualified stock options, the stock option exercise price may be equal to, more than or less than the fair market value of the Company's Common Stock on the date the stock option is granted.

        Payment of the stock option exercise price may be made in cash, by certified check, or if authorized by the Compensation Committee, by delivery of shares of Common Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the shares of Common Stock as to which the stock option is being exercised, or if authorized by the Compensation Committee, by authorizing the Company to withhold from the total number of shares of Common Stock to be acquired upon exercise of a stock option that number of shares of Common Stock having an aggregate fair market value (as of the date the withholding is effected) that would equal the aggregate exercise price of the shares of Common Stock as to which the stock option is being exercised, or by any combination of such methods of payment or by any other method of payment that may be authorized by the Compensation Committee.

        Stock options granted under the 1999 Stock Option Plan are not transferable other than by will or the laws of descent and distribution.

        The 1999 Stock Option Plan is administered by the Compensation Committee. All members of the Compensation Committee are non-employee Directors. The Compensation Committee has authority to, within the limits of the 1999 Stock Option Plan, (i) determine the employees to whom stock options will be granted, (ii) designate a stock option as an incentive stock option or a non-qualified stock option, (iii) establish the number of shares of Common Stock that may be purchased under each stock option and the stock option exercise price, (iv) determine the time and the conditions subject to which stock options may be exercised in whole or in part, (v) fix the term of all stock options granted under the 1999 Stock Option Plan, provided that the term of any incentive stock option may not exceed ten years from the date of grant, (vi) determine how withholding taxes related to exercises are paid, (vii) establish any other terms, restrictions or conditions applicable to any stock option not inconsistent with the provisions of the 1999 Stock Option Plan, and (viii) take any other actions deemed necessary or advisable for the administration of the 1999 Stock Option Plan. The Compensation Committee will have the power to interpret the 1999 Stock Option Plan and may adopt, amend and rescind rules, not inconsistent with the provisions of the 1999 Stock Option Plan, as it deems advisable.

        The Board of Directors may amend the 1999 Stock Option Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Securities Exchange Act of 1934, applicable NASDAQ National Market or other stock exchange rules, applicable Internal Revenue Code provisions, or other applicable laws or regulations. Amendments made without stockholder approval could increase the cost to the Company under the 1999 Stock Option Plan although the amount of such cost is not determinable. The Board of Directors may terminate the 1999 Stock Option Plan at any time in its sole discretion. Any termination or amendment of the 1999 Stock Option Plan may not alter or impair any rights or obligations under any stock option previously granted in any material adverse way without the affected participant's consent.

        Within the limitations of the 1999 Stock Option Plan, the Compensation Committee may modify, extend or renew outstanding stock options or accept the cancellation of outstanding stock options for the granting of new stock options in substitution therefore, provided that, except for certain adjustments, (i) no modification of a stock option may, without the consent of the participant, alter or impair any rights or obligations under any stock option previously granted in any material adverse way without the affected participant's consent and (ii) the exercise price of outstanding stock options may not be altered, amended or modified.

        Under current law, the United States federal income tax consequences to participants and the Company of stock options granted under the 1999 Stock Option Plan would generally be as set forth in the following summary. This summary does not purport to be a complete analysis of all potential United States federal income tax or other tax consequences relevant to employees and the Company or to describe tax consequences based upon particular circumstances. In addition, the summary does not discuss the income tax laws of any municipality, state or foreign country in which the participant may reside and to which the participant may be subject.

        A participant receiving a non-qualified stock option under the 1999 Stock Option Plan does not recognize taxable income on the date of grant of the stock option. However, the participant must generally recognize ordinary income when a non-qualified stock option is exercised equal to the difference between the option exercise price and the fair market value, on the date of exercise, of the shares of the Company's Common Stock. If a holder of a non-qualified stock option pays the exercise price, in full or in part, with previously-acquired shares of the Company's Common Stock, special rules will apply. Special rules also apply if the shares acquired upon exercise of a non-qualified stock option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, executive officers or 10% shareholders. Any compensation includable in the gross income of the participant in respect of a non-qualified stock option will be subject to appropriate federal employment taxes.

        A participant who is granted an incentive stock option will not recognize taxable income either on the date of grant or on the date of its timely exercise, although the spread on exercise of an incentive stock option would be an item of tax preference income potentially subject to the alternative minimum tax. Upon disposition of the shares of the Company's Common Stock acquired upon exercise of an incentive stock option, capital gain or loss would be recognized in an amount equal to the difference between the sales price and the stock option exercise price, provided the participant has not disposed of the shares of the Company's Common Stock within two years of the date of grant of the option nor within one year from the date of exercise. When a participant exercises an incentive stock option, the Company will not generally be entitled to a federal income tax deduction. However, if the participant disposes of stock acquired through exercise of such a stock option before meeting the required holding periods, the participant must generally recognize ordinary income in the amount of the difference between the stock option exercise price and the fair market value, on the date of exercise, of the shares of the Company's Common Stock, except that if the disposition is a sale and the sale price is lower than the value of the shares on the exercise date, the lower sale price generally governs the amount of ordinary income. The Company would generally be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the participant. The balance of the gain, if any, will be capital gain taxed at the applicable capital gains rate. If the holder of an incentive stock option pays the exercise price, in full or in part, with previously-acquired shares of the Company's Common Stock, special rules will apply.

        The Company will not be entitled to a federal income tax deduction upon the grant of a stock option under the 1999 Stock Option Plan. However, when a participant exercises a non-qualified stock option, the Company will generally be entitled to a federal income tax deduction in the amount of the difference between the stock option exercise price and the fair market value of the shares of the Company's Common Stock on the date of exercise. The payment by the participant to the Company of the exercise price has no tax consequences to the Company.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1999 STOCK OPTION PLAN.

PROPOSAL 3

3.    APPROVAL OF THE 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        In January 2002, the Board of Directors adopted, subject to the approval of the stockholders of the Company, the 2002 Non-Employee Director Stock Option Plan (the "2002 Stock Option Plan"). The following summary description of the 2002 Stock Option Plan is qualified in its entirety by reference to the full text of the 2002 Stock Option Plan, which is set forth as Appendix B to this Proxy Statement.

        The 2002 Stock Option Plan provides for awards to non-employee directors of the Company of stock options to purchase 20,000 shares of the Company's Common Stock at such time the non-employee director is first appointed by the Board or elected by the stockholders. Additionally, and beginning with the Annual Meeting of Stockholders to be held in 2003, each non-employee director who is a duly elected director upon the conclusion of any given Annual Meeting of the Stockholders and who has previously served as a non-employee director shall be granted a stock option to purchase 4,000 shares of Common Stock.

        Additionally, the 2002 Stock Option Plan provides for a one-time grant of options to purchase Common Stock to each of Messrs. Duman and Alexander in the respective amounts of 20,000 and 16,000 shares. These grants shall be made, if Proposal 3 is approved, on March 4, 2002.

        If the stockholders approve Proposal 3, an aggregate of 250,000 shares of Common Stock will be available under the 2002 Stock Option Plan. The exercise price of each option will be the fair market value of the Company's Common Stock on the date each stock option is granted. The last sale price of the Company's Common Stock on January 7, 2002, as reported by the NASDAQ National Market, was $11.15 per share. Payment of the stock option exercise price may be made by any method authorized by the Board.

        The stock options granted under the 2002 Stock Option Plan are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. As of January 14, 2002, the Company has three non-employee directors.

        All stock options granted under the 2002 Stock Option Plan shall vest annually in equal 1/3 increments over three years commencing on the date of grant. Stock option grants under the 2002 Stock Option Plan are not transferable otherwise than by will or the laws of descent and distribution; however, if the non-employee director dies while serving as either a non-employee director or an employee, the unexercised portion of the option may be exercised within one year after the option holder's death by the executor or administrator of the option holder's estate.

        Adjustments will be made in the number of shares subject to existing or future stock options under the 2002 Stock Option Plan and in the exercise price of an outstanding stock option in the event that the outstanding shares of the Company's Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, without the receipt of consideration by the Company, by reason of a reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares, or declaration of any dividends payable in Common Stock. In the event of (i) any offer or proposal to holders of the Company's Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding stock options and the shares of Common Stock for which stock options may be granted, including without limitation the revision, cancellation or termination of any outstanding options or the change, conversion or exchange of the shares of the Company's Common Stock under outstanding stock options (and of the shares of the Company's Common Stock for which options may be granted under the 2002 Stock Option Plan) into or for securities or other property of another corporation.

        The 2002 Stock Option Plan is administered by the Board of Directors. The Board of Directors has authority to, within the limits of the 2002 Stock Option Plan, (i) establish any other terms, restrictions or conditions applicable to any stock option not inconsistent with the provisions of the 2002 Stock Option Plan, and (ii) take any other actions deemed necessary or advisable for the administration of the 2002 Stock Option Plan. The Board of Directors has the power to interpret the 2002 Stock Option Plan and may adopt, amend and rescind rules, not inconsistent with the provisions of the 2002 Stock Option Plan, as it deems advisable.

        The Board of Directors may amend the 2002 Stock Option Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Securities Exchange Act of 1934, applicable NASDAQ National Market or other stock exchange rules, applicable Internal Revenue Code provisions, or other applicable laws or regulations. Amendments made without stockholder approval could increase the cost to the Company under the 2002 Stock Option Plan although the amount of such cost is not determinable. The Board of Directors may terminate the 2002 Stock Option Plan at any time in its sole discretion. Any termination or amendment of the 2002 Stock Option Plan may not alter or impair any rights or obligations under any stock option previously granted in any material adverse way without the affected participant's consent.

        Under current law, the United States federal income tax consequences to participants and the Company of stock options granted under the 2002 Stock Option Plan would generally be as set forth in the following summary. This summary does not purport to be a complete analysis of all potential United States federal income tax or other tax consequences relevant to directors and the Company or to describe tax consequences based upon particular circumstances. In addition, the summary does not discuss the income tax laws of any municipality, state or foreign country in which the director may reside and to which the participant may be subject.

        A non-employee director receiving a non-qualified stock option under the 2002 Stock Option Plan does not recognize taxable income on the date of grant of the option. However, the director must generally recognize ordinary income when a non-qualified stock option is exercised equal to the difference between the option exercise price and the fair market value, on the date of exercise, of the shares of the Company's Common Stock. Special rules apply if the shares acquired upon exercise of a non-qualified stock option are subject to vesting, are subject to certain restrictions on resale under federal securities laws applicable to directors, executive officers or 10% shareholders or if the exercise price is paid, in full or in part, with previously-acquired shares of the Company's Common Stock. Any compensation includable in the gross income of the participant in respect of a non-qualified stock option will be subject to appropriate federal employment taxes.

        The Company will not be entitled to a federal income tax deduction upon the grant of a stock option under the 2002 Stock Option Plan. However, when a participant exercises a non-qualified stock option, the Company will generally be entitled to a federal income tax deduction in the amount of the difference between the stock option exercise price and the fair market value of the shares of the Company's Common Stock on the date of exercise. The payment by the participant to the Company of the exercise price has no tax consequences to the Company.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

PROPOSAL 4

4.    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has appointed the firm of Arthur Andersen LLP, independent public accountants, as the auditors of the Company for the fiscal year ending September 30, 2002, subject to the ratification of such appointment by stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since the Company's inception in 1993.

        In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company's and its stockholders' best interests. Representatives of Arthur Andersen LLP are expected to be present at the Company's Annual Meeting and will have the opportunity to make statements and/or respond to appropriate questions from stockholders present at the meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ARTHURANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

5.    OTHER MATTERS

        The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

Stockholders Proposals

        Proposals of stockholders intending to be presented at the Company's next Annual Meeting of Stockholders must be received at the Corporate Secretary's office, 224 South 108th Avenue, Omaha, Nebraska 68154, no later than September 21, 2002, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

        Pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934, if the Company does not receive advance notice of a stockholder proposal to be raised at its next Annual Meeting in accordance with the requirements of the Company's By-laws, management may use its discretionary voting authority to vote management proxies on the stockholder proposal without any discussion of the matter in the proxy statement. The Company's By-laws provide that written notice of a stockholder proposal must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not less than 80 days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the Company by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. The stockholder's notice must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The Company's By-laws also provide that the chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Meeting that business was not properly brought before the Annual Meeting, and if he should so determine, that any such business not properly brought before the Annual Meeting shall not be transacted.

        The preceding two paragraphs on stockholder proposals apply to both holders of Common Stock and to holders of Exchangeable Shares, provided that any proposals of holders of Exchangeable Shares should be addressed to the Trustee (at Wells Fargo Bank Minnesota, National Association, 6th and Marquette N9303-120, Minneapolis, MN 55479) rather than to the Company's Secretary.

                      By Order of the Board of Directors,

                      David P. Stokes
                       Secretary

APPENDIX A

TRANSACTION SYSTEMS ARCHITECTS, INC.

1999 Stock Option Plan
(as amended by the Stockholders on February 22, 2000,
as amended by the Board of Directors on May 5, 2000,
as amended by Stockholders on February 20, 2001,
and as proposed to be amended by the Stockholders on February 19, 2002)

        Section 1.    Purpose.    The purpose of the Transaction Systems Architects, Inc. Amended 1999 Stock Option Plan (the "Plan") is to provide long term incentives and rewards to employees of Transaction Systems Architects, Inc. (the "Company") and any Subsidiary of the Company, by providing an opportunity to selected employees to purchase Common Stock of the Company. By encouraging stock ownership, the Company seeks to attract and retain employees and to encourage their best efforts to work at the success of the Company.

        Section 2.    Definitions.    For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

        2.1.    "Board of Directors"    shall mean the Board of Directors of the Company.

        2.2    "Code"    shall mean the Internal Revenue Code of 1986, as amended.

        2.3.    "Committee"    shall mean the committee of the Board of Directors referred to in Section 5 hereof.

        2.4.    "Common Stock"    shall mean the Class A Common Stock of the Company.

        2.5.    "Disability"    shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

        2.6.    "Effective Date"    shall have the meaning set forth in Section 18.

        2.7.    "Employee"    shall mean any person, including an officer or employee-director of the Company or any Subsidiary of the Company, who, at the time an Option is granted to such person hereunder, is actively and customarily employed for 20 hours or more per week by the Company or any Subsidiary of the Company.

        2.8.    "Exchange Act"    shall mean the Securities Exchange Act of 1934, as amended.

        2.9.    "Fair Market Value"    shall mean the closing bid price on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system for a share of Common Stock.

        2.10.    "ISO"    shall mean an option granted under the Plan which constitutes and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

        2.11.    "Non-Qualified Option"    shall mean an option granted under the Plan which does not constitute and is not treated as an ISO nor as an option described in Section 423(b) of the Code.

        2.12.    "Option"    shall mean any ISO or Non-Qualified Option granted under this Plan.

        2.13.    "Participant"    shall mean any Employee to whom an Option is granted under the Plan.

        2.14.    "Subsidiary of the Company"    means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        Section 3.    Eligibility.    Options may be granted to any Employee. The Committee shall have the sole authority to select the Employees to whom Options are to be granted hereunder and to determine whether an Employee is to be granted a Non-Qualified Option or an ISO or any combination thereof. No Employee shall have any right to participate in the Plan. Any Employee selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

        Section 4.    Common Stock Subject to the Plan.

      4.1.  The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate three million (4,000,000) shares of Common Stock, subject to adjustment pursuant to Section 7. The total number of shares of Common Stock for which Options may be granted to any "covered employee" within the meaning of Section 162(m) of the Code during any twelve month period shall not exceed 500,000 in the aggregate, subject to adjustment pursuant to Section 7.

      4.2.  The shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan. If any shares of Common Stock acquired pursuant to the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

        4.3.    Special ISO Limitations.

        (a)  The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISO's are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company or any Subsidiary of the Company) shall not exceed $100,000.

        (b)  No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company, unless the option price is at least 110% of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five years from the date it is granted.

      4.4.  Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option granted under the Plan.

        Section 5.    Administration of the Plan.

        5.1  The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as may be directed by the Board of Directors (the "Committee") consisting of no less than two persons. All members of the committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

      5.2.  The Committee shall have the sole authority and discretion to grant Options under this Plan and, subject to the limitations set forth in Sections 4.3 and 6 hereof, to determine the terms and conditions of all Options, including, without limitation, (i) selecting the Employees who are to be granted Options hereunder; (ii) designating whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) establishing the number of shares of Common Stock that may be purchased under each Option upon exercise and the Option exercise price per share of Common Stock; (iv) determining the time and the conditions subject to which Options may be exercised in whole or in part; (v) determining the form of the consideration that may be used to purchase shares of Common

Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock or the shares of Common Stock available under the Option may be used by a Participant to exercise an Option) and establishing procedures in connection therewith; (vi) imposing restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) determining the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company, including without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (viii) establishing procedures whereby a number of shares of Common Stock may be withheld from the total number of shares of Common Stock to be issued upon exercise of an Option to meet the obligation of withholding for federal and state income and other taxes, if any, incurred by the Participant upon exercise of an Option; (ix) accelerating or, with the consent of the Participant, deferring the time when outstanding Options may be exercised, provided, however, that any ISO's shall be "accelerated" within the meaning of Section 424(h) of the Code; (x) establishing any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan; (xi) authorizing any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xii) taking any other actions deemed necessary or advisable for the administration of the Plan.

      5.3.  The Committee shall be authorized to interpret the Plan and may, from time to time, adopt, amend and rescind such rules, regulations and procedures, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of the Plan.

      5.4.  The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final, conclusive and binding upon all parties.

        5.5  Only members of the Committee shall vote on any matter affecting the administration of the Plan or the granting of Options under the Plan.

      5.6.  All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

        Section 6.    Terms and Conditions of Options.

        6.1.    ISO's.    Except as otherwise provided in this Section 6.1, the terms and conditions of each ISO granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written ISO agreement between the Company and the Participant in such form as the Committee shall approve. No person shall have any rights under any ISO granted under the Plan unless and until the Company and the person to whom such ISO shall have been granted shall have executed and delivered an agreement expressly granting the ISO to such person and containing provisions setting forth the terms for the ISO. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422 of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder. The terms and conditions of each ISO agreement shall include the following:

        (a)  The ISO exercise price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

        (b)  ISO's shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime, an ISO shall be exercisable only by the Participant.

        (c)  The Committee shall fix the term of all ISO's granted pursuant to the Plan (including the date on which such ISO shall expire and terminate) provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

        (d)  In the event that the Company or any Subsidiary of the Company is required to withhold any Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company or such Subsidiary of the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, such Participant will be required to pay to the Company or such Subsidiary of the Company, or make other arrangements satisfactory to the Company or such Subsidiary of the Company regarding payment to the Company or such Subsidiary of the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be acquired upon exercise of an Option, a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

        6.2.    Non-Qualified Options.    The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. No person shall have any rights under any Non-Qualified Option granted under the Plan unless and until the Company and the person to whom such Non-Qualified Option shall have been granted shall have executed and delivered an agreement expressly granting the Non-Qualified Option to such person and containing provisions setting forth the terms for the Non-Qualified Option. The terms and conditions of each Non-Qualified Option will be such that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422 of the Code or an option described in Section 423(b) of the Code and will be a "non-qualified stock option" for federal income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder. The terms and conditions of each Non-Qualified Option agreement shall include the following:

        (a)  The Option exercise price shall be fixed by the Committee and may be equal to, more than or less than 100% of the Fair Market Value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

        (b)  The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Option shall expire and terminate). Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

        (c)  Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant.

        (d)  In the event that the Company or any Subsidiary of the Company is required to withhold any Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company or such Subsidiary of the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company or such Subsidiary of the Company, or make other arrangements satisfactory to the Company or such Subsidiary of the Company regarding payment to the Company or such Subsidiary of the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be acquired upon exercise of an Option, a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

        6.3    Vesting; Period for Exercise of Option.    In the sole discretion of the Committee, the terms and conditions of any Option may include any of the following provisions:

        (a)  An Option may not be exercised during the first year from the date it is granted. After the first anniversary of the date on which an Option is granted, it may be exercised as to not more than 33 1/3% of the shares of Common Stock available for purchase under the Option and, after the second and third anniversaries of the Option grant date, it may be exercised as to not more than an additional 33 1/3% of such shares plus any shares as to which the Option might theretofore have been exercisable but shall not have been exercised.

        (b)  Subject to subsection (d) below, if a Participant ceases to be an Employee of the Company or a Subsidiary of the Company for any reason other than as a result of his death or Disability, the unexercised portion of any Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, but no later than the date the Option expires, and only to the extent that the Participant could have otherwise exercised such Option as of the date on which he ceased to be so employed. To the extent that the Participant is not entitled to exercise the Option on such date, or if the Participant does not exercise it within the time specified, such Option shall terminate. The Committee shall have the authority to determine the date a Participant ceases to be an Employee.

        (c)  Subject to subsection (d) below, if a Participant ceases to be an Employee of the Company or a Subsidiary of the Company by reason of his Disability, the unexercised portion of any Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, but no later than the date the Option expires, and to the extent that the Participant could have otherwise exercised such Option if it had been completely exercisable. To the extent that the Participant is not entitled to exercise the Option on such date, or if the Participant does not exercise it within the time specified, such Option shall terminate. The Committee shall have the authority to determine the date a Participant ceases to be an Employee by reason of his Disability.

        (d)  If a Participant dies while employed by the Company or a Subsidiary of the Company (or dies within a period of one month after ceasing to be an Employee for any reason other than Disability or within a period of one year after ceasing to be an Employee by reason of Disability), the unexercised portion of any Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, but no later than the date the Option expires, and to the extent that the Participant could have otherwise exercised such Option if it had been completely exercisable. Such Option may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. To the extent that the Option is not entitled to be exercised on such date or if the Option is not exercised within the time specified, such Option shall terminate.

        6.4.    Procedures for Exercise of Option; Rights of Stockholder.    Any Option granted hereunder shall be exercisable at such times, under such conditions, as shall be determined by the Committee and in accordance with the terms of the Plan. An Option may not be exercised for a fraction of a share of Common Stock. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option agreement by the Participant entitled to exercise the Option and full payment for the shares of Common Stock with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any form of consideration and method of payment allowable hereunder. Payment for the shares of Common Stock upon exercise of an Option shall be made in cash, by certified check, or if authorized by the Committee, by delivery of other shares of Common Stock having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the shares of Common Stock as to which the Option is being exercised, or if authorized by the Committee, by authorizing the Company to withhold from the total number of shares of Common Stock to be acquired upon exercise of an Option that number of shares of Common Stock having an aggregate Fair Market Value (as of the date the withholding is effected) that would equal the aggregate exercise price of the shares of Common Stock as to which the Option is being exercised, or by any combination of such methods of payment or by any other method of payment that may be permitted under applicable law and the Plan and authorized by the Committee under Section 5.2 of the Plan. Upon the receipt of notice of exercise and full payment for the shares of Common Stock, the shares of Common Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Common Stock and shall be a stockholder with respect to such shares, and the shares of Common Stock shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 7 of the Plan. Each exercise of an Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Option.

        Section 7.    Adjustments.

        7.1  In the event that the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust, subject to any required action by the stockholders of the Company, (i) the number of shares of Common Stock (and the Option exercise price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISO's and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

        7.2  Notwithstanding the foregoing, in the event of (i) any offer or proposal to holders of the Company's Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Committee may make such adjustment as it deems equitable in respect of outstanding Options (and in respect of the shares of Common Stock for which Options may be granted under the Plan), including, without limitation, the revision, cancellation, or termination of any outstanding Options, or the change, conversion or exchange of the shares of the Company's Common Stock under outstanding Options (and of the shares of the Company's Common Stock for which Options may be granted under the Plan) into or for securities or other property of another corporation. Any such adjustments by the Committee shall be final, conclusive and binding for all purposes of the Plan.

        Section 8.    Effect of the Plan on Employment Relationship.    Neither this Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or any Subsidiary of the Company as the case may be, or limit in any respect the right of the Company or any Subsidiary of the Company to terminate such Participant's employment with the Company or any Subsidiary of the Company, as the case may be, at any time.

        Section 9.    Amendment of the Plan.    The Board of Directors may amend the Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable NASDAQ National Market or stock exchange rules, applicable Code provisions, or other applicable laws or regulations.

        Section 10.    Termination of the Plan.    The Board of Directors may terminate the Plan at any time in its sole discretion. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option previously granted under the Plan in any material adverse way without the affected Participant's consent.

        Section 11.    Modification, Extension and Renewal of Options.    Within the limitations of the Plan and subject to Section 7, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options for the granting of new Options in substitution therefore. Notwithstanding the preceding sentence, except for any adjustment described in Section 7, (i) no modification of an Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under the Plan in any material adverse way without the affected Participant's consent, and (ii) the exercise price of outstanding Options may not be altered, amended or modified.

        Section 12.    Governing Law.    The Plan and any and all Option agreements executed in connection with the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

        Section 13.    No Strict Construction.    No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option agreement, any Option granted under the Plan, or any rule, regulation or procedure established by the Committee.

        Section 14.    Successors.    This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

        Section 15.    Severability.    If any provision of the Plan or an Option agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, and the Plan and such agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

        Section 16.    Plan Provisions Control.    The terms of the Plan govern all Options granted under the Plan, and in no event will the Committee have the power to grant any Option under the Plan, which is contrary to any of the provisions of the Plan. In the event any provision of any Option granted under the Plan shall conflict with any term in the Plan as constituted on the grant date of such Option, the term in the Plan as constituted on the grant date of such Option shall control.

        Section 17.    Headings.    The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

        Section 18.    Effective Date of the Plan.    The Plan shall be submitted to the stockholders of the Company for approval and ratification at the next regular or special meeting thereof to be held after January 1, 1999. Unless at such meeting the Plan is approved and ratified by the stockholders of the Company, in the manner provided by the Company's By-Laws, then and in such event, the Plan and any then outstanding Options that may have been conditionally granted prior to such stockholder meeting shall become null and void and of no further force and effect. Subject to the immediately preceding sentence, the Plan shall be effective as of February 23, 1999. The Plan shall continue in effect for a term of 10 years unless sooner terminated under Section 10.

APPENDIX B

TRANSACTION SYSTEMS ARCHITECTS, INC.
2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        1.    Approval of the Plan.    Subject to approval of the Transaction Systems Architects, Inc. 2002 Non-Employee Director Stock Option Plan by the stockholders of the Company at the next Annual Meeting of Stockholders (presently scheduled to take place on February 19, 2002), the Board approved the Plan in January 2002.

        2.    Purpose of the Plan.    The purpose of the Transaction Systems Architects, Inc. 2002 Non-Employee Director Stock Option Plan is to promote the long-term growth of the Company by increasing the proprietary interest of Non-Employee Directors in the Company and to retain highly qualified and capable Non-Employee Directors.

        3.    Definitions.    Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

          "Board" shall mean the Board of Directors of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Company" shall mean Transaction Systems Architects, Inc.

          "Disability" shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

          "Duman" and "Alexander" shall mean Mr. Gregory J. Duman and Roger K. Alexander, respectively, each presently a nominee for election to the Board as a Non-Employee Director.

          "Employee" shall mean an employee of either the Company or any subsidiary thereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" shall mean the closing bid price on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system for a share of Class A Common Stock of the Company.

          "Option" shall mean an option to purchase Shares granted under this Plan.

          "First Option Grant Date" shall mean March 4, 2002.

          "Optionee" shall mean a Non-Employee Director of the Company to whom an Option has been granted under this Plan.

          "Non-Employee Director" shall mean a director of the Company who is not an employee of the Company or any subsidiary of the Company at the time any option is granted hereunder. For so long as an individual continues to serve without interruption as either a Non-Employee Director or an Employee subsequent to his/her receipt of an option hereunder, said person shall for purposes of those options previously granted hereunder continue to be considered a Non-Employee Director.

          "Plan" shall mean the Transaction Systems Architects, Inc. 2002 Non-Employee Director Stock Option Plan, as amended from time to time.

          "Shares" shall mean shares of the Class A Common Stock of the Company.

          "Stock Option Agreement" shall mean a written agreement between a Non-Employee Director and the Company evidencing an Option in such form as the Board shall approve.

        4.    Administration of the Plan.    The Plan shall be administered by the Board. The Board shall be authorized to interpret the Plan and may, from time to time, adopt, amend and rescind such rules, regulations and procedures as it may deem advisable to implement and administer the Plan. The interpretation and construction by the Board of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final, conclusive and binding upon all parties.

        All expenses and liabilities incurred by the Board in the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

        The Board shall have full power and authority to interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan. All such interpretations, rules and regulations shall be conclusive and binding on all parties.

        5.    Life of Option Grants.    Notwithstanding and term or conditions to the contrary stated herein, no Option granted under the Plan shall be exercisable, in whole or in part, after 10 years from the date of grant.

        6.    Specific Option Grants.    Provided and to the extent that each of them is duly elected at the next Annual Meeting of Stockholders (presently scheduled to be held on February 19, 2002) to serve as a member of the Board, on the First Option Grant Date the following grants of Options shall be made:

          (i)    Duman shall be granted an Option to purchase 20,000 Shares; and

          (ii)  Alexander shall be granted an Option to purchase 16,000 Shares.

        7.    Other Option Grants.    Beginning on the day after the next Annual Meeting of Stockholders (presently scheduled to be held on February 19, 2002), any individual who is for the first time either duly appointed by the Board or elected by the Stockholders as a Non-Employee Director shall on the date of either such appointment or election be granted an Option to purchase 20,000 Shares. Beginning with the Annual Meeting of Stockholders to be held in 2003, each Non-Employee Director who is a duly elected member of the Board upon the conclusion of that or any subsequent Annual Meeting of Stockholders and who has previously served as a Non-Employee Director shall be granted an Option to purchase 4,000 shares on the date of such Annual Meeting of Stockholders.

        8.    Option Agreement.    Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. No person shall have any rights under any Option granted under the Plan unless and until the Company and the person to whom such Option shall have been granted shall have executed and delivered a written Option Agreement. Exclusive of the Exercise Price, date of grant, and the time of exercise, the terms and conditions of each Option Agreement shall be determined by the Board.

        9.    Shares Subject to the Plan.    Subject to adjustment as provided in Section 11, the aggregate number of Shares which may be issued or delivered upon the exercise of Options shall not exceed 250,000 Shares. The Shares that may be subject to Options may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock, as the Board may determine.

        10.    Non-Transferability of Options.    Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during an Optionee's lifetime an Option shall be exercisable only by the Optionee.

        11.    Non-Qualified Options.    Each Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422 of the Code or an option described in

Section 423(b) of the Code: each Option will be a "non-qualified stock option" for federal income tax purposes.

        12.    Exercise Price.    The Option exercise price per share under each Option shall be equal to 100% of the Fair Market Value per Share subject to the Option on the Option Grant Date.

        13.    Exercise of Options.    An Option may not be exercised during the first year after the Option Grant Date. After the first anniversary of the Option Grant Date, it may be exercised as to not more than 33 1/3% of the Shares available for purchase under the Option and, after each of the second and third anniversaries of the Option Grant Date, it may be exercised as to not more than an additional 33 1/3% of such shares plus any shares as to which the Option might theretofore have been exercisable but shall not have been exercised. No option shall be exercised later than ten years after the Option Grant Date.

        Except as provided in this Section 13, all Options granted to a Non-Employee Director shall automatically be forfeited by such person at the time such person shall cease to be a Non-Employee Director, provided, however that an Optionee may exercise then-vested options within 30 days after termination unless said termination of results from an act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, by such Non-Employee Director. The determination of whether termination resulted from such act shall be made by the Board, whose determination shall be conclusive. If service by the Optionee as a Non-Employee Director terminates by reason of Disability, the unexercised portion of any Option held by such Optionee at that time may be exercised within one year after the date on which the Optionee ceased to serve as a Non-Employee Director, but no later than the date the Option expires, and to the extent that the Optionee could have otherwise exercised such Option if it had been completely exercisable. To the extent that the Optionee is not entitled to exercise the Option on such date, or if the Optionee does not exercise it within the time specified, such Option shall terminate. The Board shall have the authority to determine the date an Optionee ceases to serve as a Non-Employee Director by reason of his Disability. If an Optionee dies while serving as a Non-Employee Director of the Company (or dies within a period of 30 days after termination of his service as a Non-Employee Director for any reason other than Disability or within a period of one year after termination of his service as a Non-Employee Director by reason of Disability), the unexercised portion of any Option held by such Optionee at the time of his death may be exercised within one year after the date of such Optionee's death, but no later than the date the Option expires, and to the extent that the Optionee could have otherwise exercised such Option if it had been completely exercisable. Such Option may be exercised by the executor or administrator of the Optionee's estate or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. To the extent that the Option is not entitled to be exercised on such date or if the Option is not exercised within the time specified, such Option shall terminate.

        An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the Optionee entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Payment for the Shares upon exercise of an Option shall be made in cash, by certified check, or by any other method of payment that may be permitted under applicable law and authorized by the Board. Each exercise of an Option shall reduce, by an equal number, the total number of Shares that may thereafter be purchased under such Option.

        14.    Adjustments.    In the event that the outstanding Shares shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in

Shares, the Board shall appropriately adjust, subject to any required action by the stockholders of the Company, (i) the number of Shares (and the Option exercise price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), and (ii) the number of Shares for which Options may be granted under the Plan, as set forth in Section 6 hereof, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

        Notwithstanding the foregoing, in the event of (i) any offer or proposal to holders of the Company's Shares relating to the acquisition of their Shares, including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Board may make such adjustment as it deems equitable in respect of outstanding Options (and in respect of the Shares for which Options may be granted under the Plan), including, without limitation, the revision, acceleration, cancellation, or termination of any outstanding Options, or the change, conversion or exchange of the Shares under outstanding Options (and of the Shares for which Options may be granted under the Plan) into or for securities or other property of another corporation. Any such adjustments by the Board shall be final, conclusive and binding for all purposes of the Plan.

        15.    Amendment of the Plan.    The Board may amend the Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable NASDAQ National Market or stock exchange rules, applicable Code provisions, or other applicable laws or regulations.

        16.    Termination of the Plan.    The Board may terminate the Plan at any time in its sole discretion. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option previously granted under the Plan in any material adverse way without the affected Optionee's consent.

        17.    Modification, Extension and Renewal of Options.    Within the limitations of the Plan and subject to Section 11, the Board may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options for the granting of new Options in substitution therefor. Notwithstanding the preceding sentence, except for any adjustment described in Section 14, (i) no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted under the Plan in any material adverse way without the affected Optionee's consent, and (ii) the exercise price of outstanding Options may not be altered, amended or modified.

        18.    Governing Law.    The Plan and all Stock Option Agreements executed in connection with the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

        19.    Successors.    This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

        20.    Severability.    If any provision of the Plan or any Stock Option Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or Stock Option Agreement, and the Plan and each Stock Option Agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

        21.    Plan Provisions Control.    The terms of the Plan govern all Options granted under the Plan, and in no event will the Board have the power to grant any Option under the Plan that is contrary to any of the provisions of the Plan. In the event any provision of any Option granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

        22.    Headings.    The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

        23.    Rights as Stockholder.    No person shall have any right as a stockholder of the Company with respect to any Shares which are subject to an Option unless and until such person becomes a stockholder of record with respect to such Shares.

TRANSACTION SYSTEMS ARCHITECTS, INC.
230 South 108th Avenue
Omaha, Nebraska 68154

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, February 19, 2002
10:00 a.m.

TSA	Transaction Systems Architects, Inc. 230 South 108th Avenue, Omaha, Nebraska 68154	Proxy Card

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 19, 2002.

The undersigned hereby appoints Gregory D. Derkacht , Dwight G. Hanson, and David P. Stokes (collectively referred to as the "Named Proxies"), and each of them, with power to appoint a substitute, to vote, in accordance with the specifications appearing below, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Transaction Systems Architects, Inc., a Delaware corporation, to be held on Tuesday, February 19, 2002, at 10:00 a.m. CST (Omaha time) at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska, and at all adjournments thereof, and, in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

See reverse for voting instructions

COMPANY #
CONTROL #

There are three ways to vote your proxy:

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. CST (Minneapolis Time) on February 18, 2002.

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above.

  •
  Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/tsai/—QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. CST (Minneapolis time) on February 18, 2002.

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above, to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Transaction Systems Architects, Inc., c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

/_\  Please detach here  /_\

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

DIRECTORS
1.	Election of directors:	01	Gregory J. Duman	02	Jim D. Kever	/ /	FOR all	/ /	WITHHOLD all
		03	Larry G. Fendley	04	Roger K. Alexander		nominees		nominees
		05	Gregory D. Derkacht

(To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve the amendments to the Company's 1999 Stock Option Plan.	/ /	For	/ /	Against	/ /	Abstain
3.	Proposal to approve the adoption of the Company's 2002 Non-Employee Director Stock Option Plan.	/ /	For	/ /	Against	/ /	Abstain
4.	Proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ended September 30, 2002.	/ /	For	/ /	Against	/ /	Abstain

IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ONLY AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOREACH PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change?  Mark Box / /      Indicate changes below:

Dated:	, 2002

Signature (If there are co-owners both must sign)

Please sign exactly as your name(s) appear on the proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should use full name of corporation and title of authorized officer signing the proxy card.

TRANSACTION SYSTEMS ARCHITECTS, INC.
230 South 108th Avenue
Omaha, Nebraska 68154

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, February 19, 2002
10:00 a.m.

TSA	Transaction Systems Architects, Inc. 230 South 108th Avenue, Omaha, Nebraska 68154	Voting Instruction Card

Voting instructions are solicited by the Board of Directors for use at the Annual Meeting on February 19, 2002.

The undersigned hereby instructs Wells Fargo Bank Minnesota, National Association (the "Trustee"), and, unless you withhold authority by checking the following box [  ], authorizes the Trustee to appoint by proxy Gregory D. Derkacht, Dwight G. Hanson, and David P. Stokes (collectively referred to as the "Named Proxies"), and each of them, with power to appoint a substitute, the proxy or proxies to attend the Annual Meeting of Stockholders of Transaction Systems Architects, Inc., a Delaware corporation, to be held on Tuesday, February 19, 2002, at 10:00 a.m. CST at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska and at all adjournments thereof, and to exercise the voting rights for all Exchangeable Shares of TSA Exchangeco Limited that the undersigned is entitled to exercise, in accordance with the specifications on the reverse side and, in their discretion, on all other matters that may properly come before the meeting or any adjournment or adjournments thereof, all as set forth in the Proxy Statement for the Annual Meeting, and hereby revokes all former instructions and proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

The voting rights for the Exchangeable Shares will be exercised as directed by the holder only if this voting instruction card is completed, returned to and received not later than 4:30 p.m. CST (Minneapolis time) on Friday, February 15, 2002 by Wells Fargo Bank Minnesota, National Association, 8th and Marquette-N9303-120, Minneapolis, Minnesota 55479. Voting instruction cards may be mailed in the return envelope provided or faxed to 612-667-9825.

IN THE EVENT YOU WISH TO ATTEND THE MEETING IN PERSON AND VOTE YOUR SHARES DIRECTLY, PLEASE CHECK THE FOLLOWING BOX [  ], IN WHICH CASE THE TRUSTEE WILL ISSUE A PROXY TO YOU. IN THE EVENT YOU WISH TO APPOINT A DESIGNEE TO ATTEND THE MEETING IN PERSON AND VOTE YOUR SHARES DIRECTLY, PLEASE INDICATE THE NAME AND ADDRESS OF YOUR DESIGNEE, NAME:                                           ADDRESS                                                              , AND THE TRUSTEE WILL ISSUE A PROXY TO YOUR DESIGNEE TO ATTEND THE MEETING AND VOTE YOUR SHARES DIRECTLY. HOWEVER, THE TRUSTEE ACCEPTS NO RESPONSIBILITY FOR TIMELY FORWARDING A PROXY TO VOTE YOUR SHARES IF SUCH INSTRUCTION IS NOT RECEIVED BY 4:30 P.M. CST (MINNEAPOLIS TIME) ON FEBRUARY 15, 2002. IN ALL EVENTS, THE RISK OF DELIVERY OF SUCH A PROXY REMAINS WITH THE HOLDERS OF EXCHANGEABLE SHARES.

PLEASE DATE, SIGN AND MAIL YOUR VOTING INSTRUCTION CARD BACK AS SOON AS POSSIBLE!

/_\  Please detach here  /_\

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

DIRECTORS
1.	Election of directors:	01	Gregory J. Duman	02	Jim D. Kever	/ /	FOR all	/ /	WITHHOLD all
		03	Larry G. Fendley	04	Roger K. Alexander		nominees		nominees
		05	Gregory D. Derkacht

(To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve the amendments to the Company's 1999 Stock Option Plan.	/ /	For	/ /	Against	/ /	Abstain
3.	Proposal to approve the adoption of the Company's 2002 Non-Employee Director Stock Option Plan.	/ /	For	/ /	Against	/ /	Abstain
4.	Proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ended September 30, 2002.	/ /	For	/ /	Against	/ /	Abstain

IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

THIS VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED ONLY AS DIRECTED OR, IF NO INSTRUCTIONS ARE GIVEN, YOUR SHARES SHALL NOT BE VOTED. PLEASE MARK, SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change?  Mark Box / /      Indicate changes below:

Dated:	, 2002

Signature (If there are co-owners both must sign)

Please sign exactly as your name(s) appear on the voting instruction card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should use full name of corporation and title of authorized officer signing the voting instruction card.

QuickLinks

Notice of Annual Meeting of Stockholders
PROPOSAL 1
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
PROPOSAL 2
PROPOSAL 3
PROPOSAL 4
TRANSACTION SYSTEMS ARCHITECTS, INC. 1999 Stock Option Plan (as amended by the Stockholders on February 22, 2000, as amended by the Board of Directors on May 5, 2000, as amended by Stockholders on February 20, 2001, and as proposed to be amended by the Stockholders on February 19, 2002)
TRANSACTION SYSTEMS ARCHITECTS, INC. 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN